Pricing Supplement as Amended on August 27, 2009
(To the Prospectus dated January 5, 2007; Prospectus
Supplement dated February 28, 2007; and Product Prospectus
Supplement dated October 20, 2008)

================================================================================

[RBC LOGO]                                $20,265,000
                                Reverse Convertible Notes, each
                 Linked to the Common Stock of a Single Reference Stock Issuer

================================================================================

Terms used in this pricing supplement, but not defined herein, shall have the meanings ascribed to them in the prospectus January 5, 2007, the product prospectus supplement dated October 20, 2008 and the prospectus supplement dated February 28, 2007.

General: This pricing supplement relates to thirty-six (36) separate Reverse Convertible Notes ("RevCons") offerings. Each RevCon offering is a separate offering of Notes linked to one, and only one, Reference Stock. All of the Notes offered hereby are collectively referred to as the "Notes". Some of the Notes have a duration of three months ("Three Month Notes") and some of six months ("Six Month Notes"). The duration for each Note is indicated below. If you wish to participate in more than one RevCon offering, you must separately purchase the applicable Notes. The Notes offered hereby do not represent Notes linked to a basket of some or all of the Reference Stocks.

Issuer:                       Royal Bank of Canada ("Royal Bank")

Issue:                        Senior Medium-Term Notes, Series C

Pricing Date:                 August 18, 2009

Issuance Date:                August 21, 2009

Denominations:                Minimum denomination of $1,000, and integral
                              multiples of $1,000 thereafter.

Deposit Currency              U.S. Dollars

Coupon Payment:               Each coupon will be paid in equal monthly
                              payments. (30/360)

                              The coupon will be paid on the 21st day of each
                              month, unless that day is not a business day, in
 Coupon Payment Date (s):     which case the coupon will be paid on the
                              following day that is a business day. The final coupon will be paid on the Maturity Date.


Three Month Notes:

            Valuation Date:   November 18, 2009

             Maturity Date:   November 23, 2009


Six Month Notes:

            Valuation Date:   February 17, 2010

             Maturity Date:   February 22, 2010

Reference Stock:

No.     Principal                Reference Stock               Ticker    Coupon    Strike      Barrier     Term          CUSIP
---     ---------                ---------------               ------    ------    ------      -------     ----          -----
          Amount                                                          Rate      Price      Price
          ------                                                          ----      -----      -----
1458     $819,000   Alcoa Inc.                                   AA      16.50%    $12.92      $9.69      3 month      78008HBN9

1459     $386,000   Arch Coal, Inc.                              ACI     12.25%    $16.98     $12.74      3 month      78008HBP4

1460     $451,000   Aflac, Inc.                                  AFL     10.00%    $40.44     $30.33      3 month      78008HBQ2

1461     $790,000   Allegheny Technologies, Inc.                 ATI     19.75%    $26.91     $20.18      3 month      78008HBR0

1462     $381,000   American Express Company                     AXP     10.75%    $31.69     $23.77      3 month      78008HBS8

1463   $1,312,000   Bank of America Corporation                  BAC     19.00%    $16.90     $12.68      3 month      78008HBT6

1464   $2,194,000   Citigroup Inc.                                C      28.25%     $4.41      $2.69      3 month      78008HBU3

1465     $530,000   Caterpillar Inc.                             CAT      9.75%    $45.11     $33.83      3 month      78008HBV1

1466     $511,000   Chesapeake Energy Corporation                CHK     10.75%    $22.56     $16.92      3 month      78008HBW9

1467     $677,000   Ford Motor Company                            F      16.00%     $7.64      $5.35      3 month      78008HBX7

1468   $1,400,000   Freeport-McMoRan Copper & Gold, Inc.         FCX     14.50%    $60.47     $45.35      3 month      78008HBY5

1469     $283,000   Frontier Oil Corporation                     FTO     15.00%    $12.94      $9.71      3 month      78008HBZ2

1470   $1,327,000   Las Vegas Sands Corp.                        LVS     37.00%    $12.90      $9.03      3 month      78008HCB4

1471   $1,416,000   The Mosaic Company                           MOS     18.00%    $52.68     $39.51      3 month      78008HCC2

1499     $516,000   The Mosaic Company                           MOS     24.00%    $52.68     $42.14      3 month      78008HDP2

1472     $132,000   NYSE Euronext                                NYX     11.00%    $27.59     $20.69      3 month      78008HCD0

1473     $477,000   Palm, Inc.                                  PALM     25.00%    $13.88      $9.02      3 month      78008HCE8

1474     $457,000   Potash Corporation of Saskatchewan Inc.      POT     11.00%    $93.72     $70.29      3 month      78008HCF5

1498   $1,905,000   United States Natural Gas Fund LP            UNG     20.50%    $12.07      $8.45      3 month      78008HDN7

1475     $102,000   UnitedHealth Group Incorporated              UNH      9.00%    $28.18     $22.54      3 month      78008HCG3

1476     $115,000   Vale SA                                     VALE     11.00%    $19.79     $14.84      3 month      78008HCH1

1477   $2,084,000   Wells Fargo & Company                        WFC     18.75%    $26.34     $19.76      3 month      78008HCJ7

1478     $391,000   United States Steel Corporation               X      19.25%    $43.69     $32.77      3 month      78008HCK4

1479     $120,000   Amazon.com, Inc.                            AMZN     10.50%    $82.12     $61.59      6 month      78008HCL2

1480     $165,000   Peabody Energy Corporation                   BTU     11.50%    $34.39     $24.07      6 month      78008HCM0

1481      $61,000   Chesapeake Energy Corporation                CHK     15.75%    $22.56     $15.79      6 month      78008HCN8

1482     $115,000   Deere & Company                              DE      12.50%    $45.09     $33.82      6 month      78008HCP3

1483     $107,000   iShares MSCI Brazil Index Fund               EWZ     10.00%    $58.96     $44.22      6 month      78008HCQ1

1484     $264,000   General Electric Company                     GE      14.80%    $13.59     $10.19      6 month      78008HCR9

1485     $119,000   Goldcorp, Inc.                               GG      10.75%    $34.57     $25.93      6 month      78008HCS7

1486     $317,000   JPMorgan Chase & Co.                         JPM     11.80%    $41.70     $31.28      6 month      78008HCA6

1487     $150,000   The NASDAQ OMX Group, Inc.                  NDAQ     11.00%    $20.51     $15.38      6 month      78008HCT5

1489      $30,000   NYSE Euronext                                NYX     15.75%    $27.59     $20.69      6 month      78008HCV0

1490      $66,000   Petroleo Brasileiro S.A.                     PBR     10.25%    $41.91     $31.43      6 month      78008HCW8

1491      $68,000   Rowan Companies, Inc.                        RDC     12.50%    $21.32     $15.99      6 month      78008HCX6

1493      $27,000   U.S. Bancorp                                 USB     10.25%    $21.51     $16.13      6 month      78008HCZ1

Term:                         As set forth above

Initial Share Price:          The price of the Reference Stock on the Pricing
                              Date, as quoted on the principal national securities exchange (or any successor) on which that security is listed for trading, as set forth above.

Final Share Price:            The price of the Reference Stock on the Valuation
                              Date, as quoted on the principal national securities exchange (or any successor) on which that security is listed for trading.

Payment at Maturity (if held  For each $1,000 principal amount of the Notes, the
to maturity):                 investor will receive $1,000 plus any accrued and
                              unpaid interest at maturity unless:

                              (i)   the Final Stock Price is less than the
                                    Initial Stock Price; and

                              (ii)  (a) for notes subject to Intra-Day
                                    Monitoring, at any time during the
                                    Monitoring Period, the trading price of the Reference Stock is less than the Barrier Price, or

                                    (b) for notes subject to Close of Trading
                                    Day Monitoring, on any day during the
                                    Monitoring Period, the closing price of the Reference Stock is less than the Barrier Price.

                              If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount of the Notes, in addition to any accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value thereof. If we elect to deliver shares of the Reference Stock, fractional shares will be paid in cash.

                              Investors in these Notes could lose some or all of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

Monitoring Period:            From and excluding the Pricing Date to and
                              including the Valuation Date

Monitoring Method:            Close of Trading Day

Physical Delivery Amount:     For each $1,000 principal amount, a number of
                              shares of the Reference Stock equal to the principal amount divided by the Initial Share
                              Price. If this number is not a round number then the number of shares of the Reference Stock to be delivered will be rounded down and the fractional part shall be paid in cash.

Secondary Market:             RBC Capital Markets Corporation (or one of its
                              affiliates), though not obligated to do so, plans to maintain a Secondary Market in the Notes after the Issuance Date. The amount that an investor may receive upon sale of their Notes prior to maturity may be less than the principal amount of such Notes.

Calculation Agent:            The Bank of New York

Listing:                      None

Settlement:                   DTC global notes

Terms Incorporated In the     All of the terms appearing above the item
Master Note                   captioned "Secondary Market" on the cover page of
                              this pricing supplement and the terms appearing under the caption "Specific Terms of the Reverse
                              Convertible Notes" in the product supplement with respect to reverse convertible Notes dated October
                              20, 2008.


Investing in the Notes involves a number of risks. See "Risk Factors" beginning on page S-1 of the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific To Your Notes" beginning on page PS-1 of the product prospectus supplement dated October 20, 2008 and "Selected Risk Considerations" in this pricing supplement.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes are not offered or sold and will not be offered or sold in Hong Kong, other than (i) to persons whose ordinary business is to buy or sell shares or debentures (whether as principal or agent); or (ii) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (iii) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance.

No advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted top do so under the securities laws of Hong Kong) will be issued other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

The price at which you purchase the Notes includes hedging costs and profits that Royal Bank or its affiliates expect to incur or realize. These costs and profits will reduce the Secondary Market price, if any Secondary Market develops, for the Notes. As a result, you will experience an immediate and substantial decline in the value of your Notes on the Issuance Date.

The Notes will not constitute deposits insured under the Canada Deposit Insurance Corporation Act or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States government agency or instrumentality.

                                                                                           Proceeds to Royal Bank of
                                    Price to Public              Agent's Commission                 Canada
                                    ---------------              ------------------                 ------
RevCon# 1458                              100%                         1.50%                        98.50%
                                      $819,000.00                    $12,285.00                   $806,715.00

RevCon# 1459                              100%                         1.50%                        98.50%
                                      $386,000.00                    $5,790.00                    $380,210.00

RevCon# 1460                              100%                         1.50%                        98.50%
                                      $451,000.00                    $6,765.00                    $444,235.00

RevCon# 1461                              100%                         1.50%                        98.50%
                                      $790,000.00                    $11,850.00                   $778,150.00

RevCon# 1462                              100%                         1.50%                        98.50%
                                      $381,000.00                    $5,715.00                    $375,285.00

RevCon# 1463 (Original
Underwritten Note Total
on August 18, 2009)                       100%                         1.50%                        98.50%
                                     $1,252,000.00                   $18,780.00                  $1,233,220.00
RevCon# 1463 (Re-
opening Note Total on
August 27, 2009)                          100%                         1.25%                        98.75%
                                       $60,000.00                     $750.00                     $59,250.00

RevCon# 1464 (Original
Underwritten Note Total
on August 18, 2009)                       100%                         1.50%                        98.75%
                                     $2,134,000.00                   $32,010.00                  $2,101,990.00
RevCon# 1464 (Re-
opening Note Total on
August 27, 2009)                          100%                         1.25%                        98.75%
                                       $60,000.00                     $750.00                     $59,250.00

RevCon# 1465                              100%                         1.50%                        98.50%
                                      $530,000.00                    $7,950.00                    $522,050.00

RevCon# 1466                              100%                         1.50%                        98.50%
                                      $511,000.00                    $7,665.00                    $503,335.00

RevCon# 1467                              100%                         1.50%                        98.50%
                                      $677,000.00                    $10,155.00                   $666,845.00

RevCon# 1468                              100%                         1.50%                        98.50%
                                     $1,400,000.00                   $21,000.00                  $1,379,000.00

                                      P-4

RevCon# 1469                              100%                         1.50%                        98.50%
                                      $283,000.00                    $4,245.00                    $278,755.00

RevCon# 1470 (Original
Underwritten Note Total
on August 18, 2009)                       100%                         1.50%                        98.50%
                                     $1,227,000.00                   $18,405.00                  $1,208,595.00
RevCon# 1470 (Re-
opening Note Total on
August 27, 2009)                          100%                         1.25%                        98.75%
                                      $100,000.00                    $1,250.00                    $98,750.00

RevCon# 1471                              100%                         1.50%                        98.50%
                                     $1,416,000.00                   $21,240.00                  $1,394,760.00

RevCon# 1499                              100%                         1.50%                        98.50%
                                      $516,000.00                    $7,740.00                    $508,260.00

RevCon# 1472                              100%                         1.50%                        98.50%
                                      $132,000.00                    $1,980.00                    $130,020.00

RevCon# 1473                              100%                         1.50%                        98.50%
                                      $477,000.00                    $7,155.00                    $469,845.00

RevCon# 1474                              100%                         1.50%                        98.50%
                                      $457,000.00                    $6,855.00                    $450,145.00

RevCon# 1498                              100%                         1.25%                        98.75%
                                     $1,905,000.00                   $23,812.50                  $1,881,187.50

RevCon# 1475                              100%                         1.50%                        98.50%
                                      $102,000.00                    $1,530.00                    $100,470.00

RevCon# 1476                              100%                         1.50%                        98.50%
                                      $115,000.00                    $1,725.00                    $113,275.00

RevCon# 1477 (Original
Underwritten Note Total
on August 18, 2009)                       100%                         1.50%                        98.50%
                                     $2,029,000.00                   $30,435.00                  $1,998,565.00
RevCon# 1477 (Re-
opening Note Total on
August 27, 2009)                          100%                         1.25%                        98.75%
                                       $55,000.00                     $687.50                     $54,312.50

RevCon# 1478                              100%                         1.50%                        98.50%
                                      $391,000.00                    $5,865.00                    $385,135.00

RevCon# 1479                              100%                         1.75%                        98.25%
                                      $120,000.00                    $2,100.00                    $117,900.00

RevCon# 1480                              100%                         1.75%                        98.25%
                                      $165,000.00                    $2,887.50                    $162,112.50

RevCon# 1481                              100%                         1.75%                        98.25%
                                       $61,000.00                    $1,067.50                    $59,932.50

                                      P-5

RevCon# 1482                              100%                         1.75%                        98.25%
                                      $115,000.00                    $2,012.50                    $112,987.50

RevCon# 1483                              100%                         1.75%                        98.25%
                                      $107,000.00                    $1,872.50                    $105,127.50

RevCon# 1484                              100%                         1.75%                        98.25%
                                      $264,000.00                    $4,620.00                    $259,380.00

RevCon# 1485                              100%                         1.75%                        98.25%
                                      $119,000.00                    $2,082.50                    $116,917.50

RevCon# 1486                              100%                         1.75%                        98.25%
                                      $317,000.00                    $5,547.50                    $311,452.50

RevCon# 1487                              100%                         1.75%                        98.25%
                                      $150,000.00                    $2,625.00                    $147,375.00

RevCon# 1489                              100%                         1.75%                        98.25%
                                       $30,000.00                     $525.00                     $29,475.00

RevCon# 1490                              100%                         1.75%                        98.25%
                                       $66,000.00                    $1,155.00                    $64,845.00

RevCon# 1491                              100%                         1.75%                        98.25%
                                       $68,000.00                    $1,190.00                    $66,810.00

RevCon# 1493                              100%                         1.75%                        98.25%
                                       $27,000.00                     $472.50                     $26,527.50



                         RBC Capital Markets Corporation
                          As Amended on August 27, 2009

                     ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read this pricing supplement together with the prospectus dated January 5, 2007, as supplemented by the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated October 20, 2008, relating to our Senior Global Medium-Term Notes, Series C, of which these Notes are a part. This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in "Risk Factors" in the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated October 20, 2008, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

o    Prospectus dated January 5, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000025/
     o34295e424b3.htm

o    Prospectus Supplement dated February 28, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000285/
     o35030e424b3.htm

o    Product Prospectus Supplement dated October 20, 2008:
     http://idea.sec.gov/Archives/edgar/data/1000275/000121465908002315/
     0001214659-08-002315.txt

Our SEC file number is 333-139359. As used in this pricing supplement, the "Company," "we," "us," or "our" refers to Royal Bank of Canada.



Hypothetical Examples of Amounts Payable at Maturity

The examples set forth below are provided for illustration purposes only. Assumptions in each of the examples are purely fictional and do not relate to any actual Reference Stock performance. The hypothetical terms do not represent the terms of an actual Note and do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Reference Stock on the Valuation Date relative to its price on the Pricing Date. We cannot predict the Reference Stock performance.

The table below illustrates the Payment at Maturity of the Notes (excluding the final Coupon), assuming an Initial Share Price of $100, a Barrier Price of 60% and an initial investment of $1,000. Hypothetical Final Share Prices are shown in the first column on the left. For this purpose, we have assumed that there will be no anti-dilution adjustments to the Final Share Price and no market disruption events. The second column shows the Payment at Maturity (as a percentage of the principal amount) in the case where the market price of the Reference Stock does not fall below the Barrier Price at any time during the Monitoring Period. The third column shows the Payment at Maturity (as a percentage of the principal amount) in the case where the market price of the Reference Stock does fall below the Barrier Price during the Monitoring Period. The fourth column shows the Physical Delivery Amount as a number of shares of the Reference Stock. The fifth column shows the Cash Delivery Amount, should we elect to deliver the Cash Delivery Amount instead of the Physical Delivery Amount.

                             If the closing         If the closing
                          market price of the     market price of the
                            Reference Stock         Reference Stock
                          does not fall below       falls below the
                          the Barrier Price on     Barrier Price on
                           any day during the     any day during the         Physical
                           Monitoring Period:     Monitoring Period:         Delivery
                               Payment at             Payment at             Amount as
                              Maturity as            Maturity as             Number of
     Hypothetical            Percentage of           Percentage of        Shares of the
      Final Share              Principal               Principal            Reference           Cash Delivery
         Price                   Amount                 Amount                Stock                Amount
    ----------------------------------------------------------------------------------------------------------
         $200                   100.00%                 100.00%                n/a                   n/a
    ----------------------------------------------------------------------------------------------------------
         $175                   100.00%                 100.00%                n/a                   n/a
    ----------------------------------------------------------------------------------------------------------
         $150                   100.00%                 100.00%                n/a                   n/a
    ----------------------------------------------------------------------------------------------------------
         $125                   100.00%                 100.00%                n/a                   n/a
    ----------------------------------------------------------------------------------------------------------
         $100                   100.00%                 100.00%                n/a                   n/a
    ----------------------------------------------------------------------------------------------------------
                                                    Physical or Cash
          $90                   100.00%             Delivery Amount             10                  $900
    ----------------------------------------------------------------------------------------------------------
                                                    Physical or Cash
          $80                   100.00%             Delivery Amount             10                  $800
    ----------------------------------------------------------------------------------------------------------
                                                    Physical or Cash
          $70                   100.00%             Delivery Amount             10                  $700
    ----------------------------------------------------------------------------------------------------------
                                                    Physical or Cash
          $60                   100.00%             Delivery Amount             10                  $600
    ----------------------------------------------------------------------------------------------------------
                                                    Physical or Cash
        $59.50                    n/a               Delivery Amount             10                  $595
    ----------------------------------------------------------------------------------------------------------
                                                    Physical or Cash
        $50.00                    n/a               Delivery Amount             10                  $500
    ----------------------------------------------------------------------------------------------------------
                                                    Physical or Cash
        $25.00                    n/a               Delivery Amount             10                  $250
    ----------------------------------------------------------------------------------------------------------
                                                    Physical or Cash
         $0.00                    n/a               Delivery Amount             10                  $0.00
    ----------------------------------------------------------------------------------------------------------


The Payments at Maturity shown above are entirely hypothetical; they are based on market prices for the Reference Stock that may not be achieved on the Valuation Date and on assumptions that may prove to be erroneous. The actual market value of your Notes on the Maturity Date or at any other time, including any time you may wish to sell your Notes, may bear little relation to the hypothetical Payments at Maturity shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the offered Notes or on an investment in the Reference Stock. Please read "Additional Risk Factors Specific to Your Notes" and "Hypothetical Returns on Your Notes" in the accompanying product prospectus supplement dated October 20, 2008.

Payments on your Notes are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on your Notes are economically equivalent to the amounts that would be paid on a combination of an interest-bearing bond bought, and an option sold, by the investor (with an implicit option premium paid over time to the investor). The discussion in this paragraph does not modify or affect the terms of the offered Notes or the United States or Canadian income tax treatment of the offered Notes as described under "Supplemental Discussion of Canadian Tax Consequences" and "Supplemental Discussion of Federal Income Tax Consequences" in the accompanying product prospectus supplement dated October 20, 2008.

Selected Purchase Considerations

o Market Disruption Events and Adjustments --The Payment at Maturity and the Valuation Date are subject to adjustment as described in the product prospectus supplement dated October 20, 2008. For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see "General Terms of the Reverse Convertible Notes--Consequences of Market Disruption Events" in the product prospectus supplement dated October 20, 2008.

o Principal At Risk -- Investors in these Notes could lose some or a substantial value of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

o    Certain U.S. Federal Income Tax Considerations:

     o RevCon 78008HBN9 (AA): 0.42% of each stated interest payment (16.50% in total) will be treated as an interest payment and 16.08% of each stated interest payment (16.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HBP4 (ACI): 0.42% of each stated interest payment (12.25% in total) will be treated as an interest payment and 11.83% of each stated interest payment (12.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HBQ2 (AFL): 0.42% of each stated interest payment (10.00% in total) will be treated as an interest payment and 9.58% of each stated interest payment (10.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HBR0 (ATI): 0.42% of each stated interest payment (19.75% in total) will be treated as an interest payment and 19.33% of each stated interest payment (19.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HBS8 (AXP): 0.42% of each stated interest payment (10.75% in total) will be treated as an interest payment and 10.33% of each stated interest payment (10.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HBT6 (BAC): 0.42% of each stated interest payment (19.00% in total) will be treated as an interest payment and 18.58% of each stated interest payment (19.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HBU3 (C): 0.42% of each stated interest payment (28.25% in total) will be treated as an interest payment and 27.83% of each stated interest payment (28.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HBV1 (CAT): 0.42% of each stated interest payment (9.75% in total) will be treated as an interest payment and 9.33% of each stated interest payment (9.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HBW9 (CHK): 0.42% of each stated interest payment (10.75% in total) will be treated as an interest payment and 10.33% of each stated interest payment (10.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes

     o RevCon 78008HBX7 (F): 0.42% of each stated interest payment (16.00% in total) will be treated as an interest payment and 15.58% of each stated interest payment (16.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HBY5 (FCX): 0.42% of each stated interest payment (14.50% in total) will be treated as an interest payment and 14.08% of each stated interest payment (14.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HBZ2 (FTO): 0.42% of each stated interest payment (15.00% in total) will be treated as an interest payment and 14.58% of each stated interest payment (15.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HCB4 (LVS): 0.42% of each stated interest payment (37.00% in total) will be treated as an interest payment and 36.58% of each stated interest payment (37.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HCC2 (MOS): 0.42% of each stated interest payment (18.00% in total) will be treated as an interest payment and 17.58% of each stated interest payment (18.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HDP2 (MOS): 0.42% of each stated interest payment (24.00% in total) will be treated as an interest payment and 23.58% of each stated interest payment (24.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HCD0 (NYX): 0.42% of each stated interest payment (11.00% in total) will be treated as an interest payment and 10.58% of each stated interest payment (11.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HCE8 (PALM): 0.42% of each stated interest payment (25.00% in total) will be treated as an interest payment and 24.58% of each stated interest payment (25.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HCF5 (POT): 0.42% of each stated interest payment (11.00% in total) will be treated as an interest payment and 10.58% of each stated interest payment (11.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HDN7 (UNG): 0.42% of each stated interest payment (20.50% in total) will be treated as an interest payment and 20.08% of each stated interest payment (20.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HCG3 (UNH): 0.42% of each stated interest payment (9.00% in total) will be treated as an interest payment and 8.58% of each stated interest payment (9.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HCH1 (VALE): 0.42% of each stated interest payment (11.00% in total) will be treated as an interest payment and 10.58% of each stated interest payment (11.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes

     o RevCon 78008HCJ7 (WFC): 0.42% of each stated interest payment (18.75% in total) will be treated as an interest payment and 18.33% of each stated interest payment (18.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes

     o RevCon 78008HCK4 (X): 0.42% of each stated interest payment (19.25% in total) will be treated as an interest payment and 18.83% of each stated interest payment (19.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HCL2 (AMZN): 0.82% of each stated interest payment (10.50% in total) will be treated as an interest payment and 9.68% of each stated interest payment (10.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HCM0 (BTU): 0.82% of each stated interest payment (11.50% in total) will be treated as an interest payment and 10.68% of each stated interest payment (11.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HCN8 (CHK): 0.82% of each stated interest payment (15.75% in total) will be treated as an interest payment and 14.93% of each stated interest payment (15.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HCP3 (DE): 0.82% of each stated interest payment (12.50% in total) will be treated as an interest payment and 11.68% of each stated interest payment (12.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HCQ1 (EWZ): 0.82% of each stated interest payment (10.00% in total) will be treated as an interest payment and 9.18% of each stated interest payment (10.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HCR9 (GE): 0.82% of each stated interest payment (14.80% in total) will be treated as an interest payment and 13.98% of each stated interest payment (14.80% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HCS7 (GG): 0.82% of each stated interest payment (10.75% in total) will be treated as an interest payment and 9.93% of each stated interest payment (10.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HCA6 (JPM): 0.82% of each stated interest payment (11.80% in total) will be treated as an interest payment and 10.98% of each stated interest payment (11.80% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HCT5 (NDAQ): 0.82% of each stated interest payment (11.00% in total) will be treated as an interest payment and 10.18% of each stated interest payment (11.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HCV0 (NYX): 0.82% of each stated interest payment (15.75% in total) will be treated as an interest payment and 14.93% of each stated interest payment (15.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HCW8 (PBR): 0.82% of each stated interest payment (10.25% in total) will be treated as an interest payment and 9.43% of each stated interest payment (10.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HCX6 (RDC): 0.82% of each stated interest payment (12.50% in total) will be treated as an interest payment and 11.68% of each stated interest payment (12.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HCZ1 (USB): 0.82% of each stated interest payment (10.25% in total) will be treated as an interest payment and 9.43% of each stated interest payment (10.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     For further discussion of the tax consequences applicable to an investor, please see the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated October 20, 2008.



Selected Risk Considerations

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the Reference Stock. These risks are explained in more detail in the section "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated October 20, 2008. In addition to the risks described in the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated October 20, 2008, you should consider the following:

o You May Lose Some or All of Your Principal Amount -- You may receive a lower Payment at Maturity than you would have received if you had invested in the Reference Stock directly. If the Reference Stock performance is not positive, you may receive a Payment at Maturity of less than the principal amount of your Notes.

o The Inclusion in the Purchase Price of the Notes of A Selling Concession and of Royal Bank's Cost of Hedging its Market Risk under the Notes Will Adversely Affect the Value of the Notes Prior to Maturity -- The price at which you purchase the Notes includes a selling concession (including a broker's commission), as well as the costs that Royal Bank (or one of its affiliates) expects to incur in the hedging of its market risk under the Notes. Such hedging costs include the expected cost of undertaking this hedge, as well as the profit that Royal Bank (or its affiliates) expects to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your Notes prior to maturity may be less than your original purchase price. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.



Information Regarding the Issuers of the Reference Stocks

The Reference Stock is registered under the Securities Exchange Act of 1934. Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC's website at www.sec.gov. In addition, information regarding the Reference Stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

The following information regarding the issuer of the Reference Stock is derived from publicly available information.

We make no representation or warranty as to the accuracy or completeness of reports filed by the issuer with the SEC, information published by it on its website or in any other format, information about it obtained from any other source or the information provided below.

     o Alcoa Inc. engages in the production and management of primary aluminum, fabricated aluminum, and alumina worldwide. It involves in the technology, mining, refining, smelting, fabricating, and recycling of aluminum. The company's products include precision castings, and aerospace and industrial fasteners.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-03610

     o Arch Coal, Inc. engages in the production and sale of steam and metallurgical coal from surface and underground mines to power plants, steel mills, and industrial facilities in the United States. As of December 31, 2008, the company operated 20 active mines; and owned or controlled approximately 2.8 billion tons of proven and probable recoverable reserves.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-13105

     o Aflac Incorporated, through its subsidiary, American Family Life Assurance Company of Columbus (Aflac), provides supplemental health and life insurance. The company offers cancer plans, general medical indemnity plans, medical/sickness riders, care plans, living benefit life plans, ordinary life insurance plans, and annuities in Japan.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-07434

     o Allegheny Technologies Incorporated manufactures and sells specialty metals worldwide. The company's High Performance Metals segment produces, converts, and distributes high performance alloys, including nickel- and cobalt-based alloys and super alloys; titanium and titanium-based alloys; exotic metals, such as zirconium, hafnium, niobium, nickel-titanium, and their related alloys; and other specialty alloys primarily in long product forms, such as ingot, billet, bar, shapes and rectangles, rod,

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-12001

     o American Express Company, a payments and travel company, provides charge and credit payment card products, and travel-related services worldwide. It operates in two groups, the Global Consumer Group and the Global Business-to-Business Group. The Global Consumer Group offers a range of products and services, including charge and credit card products, consumer travel services, and stored value products, such as Travelers Cheques and prepaid products.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-07657

     o Bank of America Corporation, a financial holding company, provides a range of banking and nonbanking financial services and products in the United States and internationally. Its Global Consumer and Small Business Banking segment offers savings accounts, money market savings accounts, certificate of deposits, individual retirement accounts, and checking accounts; U.S.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-06523

     o Citigroup Inc., a global financial services company, provides consumers, corporations, governments, and institutions with a range of financial products and services, including consumer banking and credit, corporate and investment banking, securities brokerage, and wealth management. The company has two primary segments, Citicorp and Citi Holdings.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-09924

     o Caterpillar Inc. manufactures and sells construction and mining equipment, diesel and natural gas engines, and industrial gas turbines worldwide.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00768

     o Chesapeake Energy Corporation, an oil and natural gas exploration and production company, engages in the acquisition, exploration, and development of properties for the production of crude oil and natural gas from underground reservoirs. It also provides marketing and midstream services for natural gas and oil for other working interest owners in properties it operate.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-13726

     o Ford Motor Company designs, develops, manufactures, and services cars and trucks worldwide. It operates in two sectors, Automotive and Financial Services. The Automotive sector sells vehicles under Ford, Mercury, Lincoln, and Volvo brand names. This sector markets cars, trucks, and parts through retail dealers in North America, and through distributors and dealers outside of North America.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-03950

     o Freeport-McMoRan Copper & Gold Inc. engages in the exploration, mining, and production of mineral resources. It primarily focuses on copper, gold, silver, cobalt, and molybdenum deposits. The company's portfolio of assets includes the Grasberg minerals district in Indonesia; mining operations in North and South America; and the Tenke Fungurume development project in the Democratic Republic of Congo. As of December 31, 2008, its consolidated recoverable proven and probable reserves included 102.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-11307-01

     o Frontier Oil Corporation, together with its subsidiaries, engages in refining crude oil and marketing refined petroleum products. It purchases crude oil to be refined and markets the refined petroleum products, including various grades of gasoline, diesel, jet fuel, asphalt, chemicals, and petroleum coke. The company operates refineries in Cheyenne, Wyoming and El Dorado, and Kansas with a total annual average crude oil capacity of approximately 182,000 barrels per day.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-07627

     o Las Vegas Sands Corp. and its subsidiaries develop multi-use integrated resorts worldwide. It owns and operates The Venetian Resort Hotel Casino, The Palazzo Resort Hotel Casino, and The Sands Expo and Convention Center in Las Vegas, Nevada; and the Sands Macao, The Venetian Macao Resort Hotel, and the Four Seasons Hotel Macao, Cotai Strip in Macao, the People's Republic of China.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32373

     o The Mosaic Company engages in the production and marketing of concentrated phosphate and potash crop nutrients for the agriculture industry worldwide. The company operates in three segments:
          Phosphates, Potash, and Offshore. The Phosphates segment produces phosphate fertilizer which is used in crop nutrients and feed phosphate for animal feed ingredients.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32327

     o NYSE Euronext, through its subsidiaries, provides securities listing, trading, market data products, and software and technology services worldwide. The company offers products and services in cash equities, futures, options, swaps, exchange-traded products, bonds, market data, and commercial technology solutions to issuers, investors, financial institutions, and market participants.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32829

     o Palm, Inc. provides mobile products for individual users and business customers worldwide. The company offers integrated technologies that enable people to stay connected with their family, friends, and colleagues; access and share the information; and manage their daily lives on the go. Its mobile products include smartphones and handheld computers, which provide various business productivity tools, and personal and entertainment applications.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-29597

     o Potash Corporation of Saskatchewan Inc. engages in the production and sale of fertilizers, and related industrial and feed products in North America. The company manufactures and sells solid and liquid phosphate fertilizers; animal feed supplements; and industrial acid, which is used in food products and industrial processes. It also produces nitrogen fertilizers, as well as nitrogen feed and industrial products, including ammonia, urea, nitrogen solutions, ammonium nitrate, and nitric acid.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-10351

     o UnitedHealth Group Incorporated provides healthcare services in the United States. The company's Health Care Services segment offers consumer-oriented health benefit plans and services; administrative and other management services to customers that self-insure the medical costs of their employees and their dependents; and non-employer based insurance options for purchase by individuals, which are designed to meet the health coverage needs of consumers.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-10864

     o Companhia Vale do Rio Doce, through its subsidiaries, operates as a diversified metals and mining company worldwide. The company produces iron ore and iron ore pellets, nickel, manganese ore, ferroalloys, and kaolin. It also engages in producing bauxite, alumina, aluminum, copper, metallurgical and thermal coal, metallurgical coke and methanol, cobalt, potash, and other non-ferrous minerals, as well as precious metals, including platinum-group metals, gold, and silver.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-15030

     o Wells Fargo & Company, through its subsidiaries, provides retail, commercial, and corporate banking services principally in the United States. The company operates through three segments: Community Banking, Wholesale Banking, and Wells Fargo Financial. The Community Banking segment offers deposit products, including checking accounts, savings deposits, market rate accounts, individual retirement accounts, time deposits, and debit cards.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-02979

     o United States Steel Corporation, through its subsidiaries, engages in the production and sale of steel products primarily in North America and Europe. The company operates through three segments: Flat-rolled Products (Flat-rolled), U. S. Steel Europe (USSE), and Tubular Products (Tubular). The Flat-rolled Products segment offers slabs, sheets, tin mill products, and strip mill plates and rounds.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-16811

     o United States Natural Gas Fund, LP (the "Fund") is a limited partnership organized on September 11, 2006. The Fund seeks to replicate the performance, net of expenses, of natural gas. The Fund is a commodity pool that issues limited partnership interests ("units") traded on the NYSE Arca, Inc. The investment objective of the Fund is for the changes in percentage terms of its units' net asset value to reflect the changes in percentage terms of the price of natural gas delivered at the Henry Hub, Louisiana, as measured by the changes in the price of the futures contract for natural gas traded on the New York Mercantile Exchange. The Fund began trading on April 18, 2007. United States Commodity Funds LLC is the Fund's general partner and is responsible for the management of Fund. The assets of the Fund consist primarily of investments in futures contracts for natural gas, crude oil, heating oil, gasoline, and other petroleum-based fuels that are traded on the New York Mercantile Exchange, IntercontinentalExchange(R) Futures or other U.S. and foreign exchanges (collectively, "Futures Contracts") and other natural gas-related investments such as cash-settled options on Futures Contracts and indices based on the foregoing (collectively, "Other Natural Gas-Related Interests"). The Fund seeks to achieve its investment objective by investing in a mix of Futures Contracts and Other Natural Gas-Related Interests such that changes in the net asset value of the Fund will closely track the changes in the price of a specified futures contract (the "Benchmark Futures Contract"). The investment strategy of the General Partner reflects the belief that Benchmark Futures Contracts historically have exhibited a close correlation with the spot price of natural gas. It is possible that movements in the Fund closing level may differ - perhaps significantly
          - from movements in the spot price of natural gas delivered at Henry Hub, Louisiana. This could happen if the Fund closing level does not correlate closely with the Fund's net asset value; changes in the Fund's net asset value do not closely correlate with changes in the price of Benchmark Futures Contract; or changes in the price of the Benchmark Futures Contract do not closely correlate with changes in the cash or spot price of natural gas. The Fund recently announced that it anticipates position and accountability limits on futures contracts held by the Fund. To the extent the Fund is unable to invest in the benchmark futures contracts or other investments that mimic the return on ownership of such contracts, the Fund may invest in other investments that provide a return that differs from that of owning such futures contracts, and this may adversely affect the Fund's ability to meet its investment objectives. In addition, the Fund has recently announced that no new units of the Fund are available to be issued and purchased, which may result in a divergence between the price of the Fund shares and the value of the assets underlying the Fund.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-33096.

     o Amazon.com, Inc. operates as an online retailer in North America and internationally. It operates various retail Web sites, including amazon.com, amazon.co.uk, amazon.de, amazon.fr, amazon.co.jp, amazon.ca, and amazon.cn. The company serves its consumer customers through its retail Websites and focuses on selection, price, and convenience. It also offers programs that enable seller customers to sell their products on its Websites and their own branded Websites.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-22513

     o Peabody Energy Corporation, through its subsidiaries, engages in the exploration, mining, and production of coal worldwide. It owns interests in 30 coal operations located in the United States and Australia, as well as owns joint venture interests in a Venezuelan mine. The company also markets, brokerages, and trades coal. It also develops mine-mouth coal-fueled generating plants; and develops Btu Conversion technologies, which are designed to convert coal to natural gas and transportation fuels.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-16463

     o Deere & Company manufactures and distributes products and services for agriculture and forestry worldwide. The company operates through four segments: Agricultural Equipment, Commercial and Consumer Equipment, Construction and Forestry, and Credit.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-04121

     o General Electric Company (GE) operates as a technology, media, and financial services company worldwide. Its Energy Infrastructure segment produces gas, steam, and aeroderivative turbines; generators; and combined cycle systems, as well as provides water treatment services and equipment.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00035

     o Goldcorp Inc., together with its subsidiaries, engages in the acquisition, exploration, development, and operation of precious metal properties in Canada, the United States, Mexico, and central and South America. It explores primarily for gold, silver, copper, lead, and zinc ores. The company was founded in 1954 and is headquartered in Vancouver, Canada.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-12970

     o JPMorgan Chase & Co., a financial holding company, provides a range of financial services worldwide. It operates in six segments:
          Investment Bank, Commercial Banking, Treasury & Securities Services, Asset Management, Retail Financial Services, and Card Services.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-05805

     o The NASDAQ OMX Group, Inc. provides trading, exchange technology, securities listing, and public company services worldwide. It offers trading across various asset classes, including equities, derivatives, debt, commodities, structured products, and exchange traded funds; capital formation solutions; financial services and exchanges technology; market data products; and financial indexes. The company provides various capital raising solutions for private and public companies.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-32651

     o Petroleo Brasileiro S.A. Petrobras, together with its subsidiaries, engages in the exploration, exploitation, and production of oil and gas, and energy in Brazil and internationally. The company operates in four segments: Exploration and Production, Supply, Gas and Energy, and Distribution.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-15106

     o Rowan Companies, Inc. provides a range of onshore and offshore contract drilling services in the United States and internationally. As of December 31, 2008, it provided contract drilling services through a fleet of 22 self-elevating mobile offshore drilling platforms and 31 deep-well land drilling rigs.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-05491

     o U.S. Bancorp operates as the holding company for U.S. Bank National Association that provides various banking and financial services in the United States. It generates various deposit products, including checking accounts, savings accounts, money market savings, and time certificates of deposit accounts.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-06880

The iShares(R) MSCI Brazil Index Fund

The iShares(R) MSCI Brazil Index Fund is an exchange-traded fund managed by iShares(R), a registered investment company, that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Brazil Index. iShares consists of numerous separate investment portfolios, including the iShares(R) MSCI Brazil Index Fund. It is possible that this fund may not fully replicate the performance of the MSCI Brazil Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Commission by iShares pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 033-97598 and 811-09102, respectively, through the Commission's website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such information.

The MSCI Brazil Index is calculated by or on behalf of Morgan Stanley Capital International Inc. ("MSCI"). MSCI does not issue, sponsor, endorse, sell or promote the iShares(R) MSCI Brazil Index Fund. MSCI makes no representations or warranties to the owners of the Notes or any member of the public regarding the advisability of investing in the Notes. MSCI has no obligation or liability in connection with the operation, marketing or sale of the Notes.

The iShares(R) MSCI Brazil Index Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in the Brazilian market, as measured by the MSCI Brazil Index. The MSCI Brazil Index was developed by MSCI as an equity benchmark for Brazilian stock performance, and is designed to measure equity market performance in Brazil. The iShares(R) MSCI Brazil Index Fund pursues a "representative sampling" strategy in attempting to track the performance of the MSCI Brazil Index, and generally does not hold all of the equity securities included in the MSCI Brazil Index. The iShares(R) MSCI Brazil Index Fund invests in a representative sample of securities in the MSCI Brazil Index, which have a similar investment profile as the MSCI Brazil Index. Securities selected have aggregate investment characteristics (based on market capitalization and industry weightings), fundamental characteristics (such as return variability, earnings valuation and yield) and liquidity measures similar to those of the MSCI Brazil Index. The iShares(R) MSCI Brazil Index Fund will generally invest at least 90% of its assets in the securities of the MSCI Brazil Index and ADRs based on securities of the MSCI Brazil Index, and at least 90% of its assets in the securities of the MSCI Brazil Index or in securities included in the Brazilian market, but not in the MSCI Brazil Index, or in ADRs, GDRs or EDRs based on the securities in the MSCI Brazil Index. The iShares(R) MSCI Brazil Index Fund may invest its other assets in futures contracts, other types of options and swaps related to the MSCI Brazil Index, as well as cash and cash equivalents, including share of money market funds affiliated with BGFA.

The MSCI Brazil Index

All information in this free writing prospectus regarding the MSCI Brazil Index Fund, including, without limitation, its make-up, method of calculation and changes in its components, is derived from publicly available information. Such information reflects the policies of, and is subject to change by, MSCI or any of its affiliates (the "MSCI Brazil Index Sponsor"). The MSCI Brazil Index Sponsor owns the copyright and all other rights to the MSCI Brazil Index. The MSCI Brazil Index Sponsor has no obligation to continue to publish, and may discontinue publication of, the MSCI Brazil Index. We do not assume any responsibility for the accuracy or completeness of such information. Historical performance of the MSCI Brazil Index is not an indication of future performance. Future performance of the MSCI Brazil Index may differ significantly from historical performance, either positively or negatively.

The MSCI Brazil Index is published by MSCI and is intended to measure the performance of equity markets in Brazil. The Index is a free float-adjusted market capitalization index with a base date of December 31, 1987 and an initial value of 100. Component companies must meet objective criteria for inclusion in the MSCI Brazil Index, taking into consideration unavailable strategic shareholdings and limitations to foreign ownership. The MSCI Brazil Index is calculated daily in U.S. dollars and published in real time every 60 seconds during market trading hours. The MSCI Brazil Index is published by Bloomberg under the index symbol "MXBR".

The MSCI Brazil Index is part of the MSCI Equity Indices series. MSCI aims to include in its indices 85% of the free float-adjusted market capitalization in each industry sector, within each country included in an index.


                             Historical Information

The graphs below set forth the historical performances of the Reference Stocks. In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of each Reference Stock. The information provided in each table is for the four calendar quarters of 2006, 2007, 2008, the first and second quarters of 2009, as well as for the period from July 1, 2009 through August 18, 2009. (No price provided in the table for a particular period indicates that such Reference Stock was not traded at such time.)

     We obtained the information regarding the historical performance of the Reference Stocks in the charts below from Bloomberg Financial Markets and FactSet Research Systems Inc.

     We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets and FactSet Research Systems Inc. The historical performance of the Reference Stocks should not be taken as an indication of future performance, and no assurance can be given as to the market prices of each Reference Stock on the Valuation Date. We cannot give you assurance that the performance of each Reference Stock will result in any return in addition to your initial investment.

                                 Alcoa Inc (AA)
                                (Aug-99 - Aug-08)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date           Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------           ----                   ---                        ---                        ---
   1/1/2006          3/31/2006               32.2                       28.39                      30.56
   4/1/2006          6/30/2006               36.96                      28.55                      32.36
   7/1/2006          9/29/2006               34                         26.6                       28.04
  9/30/2006         12/29/2006               31.33                      26.39                      30.01

   1/1/2007          3/30/2007               36.05                      28.09                      33.9
  3/31/2007          6/29/2007               42.9                       33.63                      40.53
  6/30/2007          9/28/2007               48.77                      30.25                      39.12
  9/29/2007         12/31/2007               40.7                       33.22                      36.55

   1/1/2008          3/31/2008               39.67                      26.69                      36.06
   4/1/2008          6/30/2008               44.77                      33.65                      35.62
   7/1/2008          9/30/2008               35.66                      20.93                      22.58
  10/1/2008         12/31/2008               22.35                       6.8                       11.26

   1/1/2009          3/31/2009               12.44                       4.97                       7.34
   4/1/2009          6/30/2009               12.38                       7.03                      10.33
   7/1/2009          8/18/2009               13.88                       8.96                      12.92


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Arch Coal Inc (ACI)
                                (Aug-99 - Aug-08)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date           Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------           ----                   ---                        ---                        ---
   1/1/2006          3/31/2006              44.15                      34.295                      37.97
   4/1/2006          6/30/2006              56.445                     37.1001                     42.37
   7/1/2006          9/29/2006              44.13                      25.88                       28.91
  9/30/2006         12/29/2006              37.03                      25.85                       30.03

   1/1/2007          3/30/2007              33.79                      27.18                       30.69
  3/31/2007          6/29/2007              42.59                      30.33                       34.8
  6/30/2007          9/28/2007              37                         27.76                       33.74
  9/29/2007         12/31/2007              45.22                      32.99                       44.93

   1/1/2008          3/31/2008              56.15                      32.98                       43.5
   4/1/2008          6/30/2008              77.4                       41.25                       75.03
   7/1/2008          9/30/2008              75.41                      27.9                        32.89
  10/1/2008         12/31/2008              32.58                      10.43                       16.29

   1/1/2009          3/31/2009              20.6291                    11.77                       13.37
   4/1/2009          6/30/2009              19.94                      12.52                       15.37
   7/1/2009          8/18/2009              18.73                      13.01                       16.98


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Aflac Inc (AFL)
                                (Aug-99 - Aug-08)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date           Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------           ----                   ---                        ---                        ---
   1/1/2006          3/31/2006               49.4                       44.72                      45.13
   4/1/2006          6/30/2006               49.29                      44.4                       46.35
   7/1/2006          9/29/2006               46.85                      41.63                      45.76
  9/30/2006         12/29/2006               46.2                       42.5                       46

   1/1/2007          3/30/2007               49.37                      45.18                      47.06
  3/31/2007          6/29/2007               54                         47                         51.4
  6/30/2007          9/28/2007               57.44                      50.19                      57.04
  9/29/2007         12/31/2007               63.91                      55.77                      62.63

   1/1/2008          3/31/2008               67                         56.75                      64.95
   4/1/2008          6/30/2008               68.81                      62.52                      62.8
   7/1/2008          9/30/2008               68                         51.25                      58.75
  10/1/2008         12/31/2008               60.73                      29.68                      45.84

   1/1/2009          3/31/2009               46.96                      10.83                      19.36
   4/1/2009          6/30/2009               37.73                      17.25                      31.09
   7/1/2009          8/18/2009               42.74                      28.17                      40.44


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Allegheny Technologies Inc (ATI)
                                (Aug-99 - Aug-08)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date           Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------           ----                   ---                        ---                        ---
   1/1/2006          3/31/2006               62.25                     35.4701                     61.18
   4/1/2006          6/30/2006               87.5                      54.78                       69.24
   7/1/2006          9/29/2006               70.38                     55                          62.19
  9/30/2006         12/29/2006               98.72                     59.82                       90.68

   1/1/2007          3/30/2007              110                        85.1                       106.69
  3/31/2007          6/29/2007              119.7                      99.17                      104.88
  6/30/2007          9/28/2007              116.25                     80                         109.95
  9/29/2007         12/31/2007              115.55                     82.59                       86.4

   1/1/2008          3/31/2008               87.32                     59                          71.36
   4/1/2008          6/30/2008               85.49                     58.4                        59.28
   7/1/2008          9/30/2008               58.85                     26.6                        29.55
  10/1/2008         12/31/2008               29.74                     15                          25.53

   1/1/2009          3/31/2009               31.83                     16.92                       21.93
   4/1/2009          6/30/2009               44.09                     21.22                       34.93
   7/1/2009          8/18/2009               36.71                     25.94                       26.91


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            American Express Co (AXP)
                                (Aug-99 - Aug-08)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date           Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------           ----                   ---                        ---                        ---
   1/1/2006          3/31/2006               55                         51.05                      52.55
   4/1/2006          6/30/2006               54.91                      50.92                      53.22
   7/1/2006          9/29/2006               56.19                      49.73                      56.08
  9/30/2006         12/29/2006               62.5                       55                         60.67

   1/1/2007          3/30/2007               61.9                       53.91                      56.4
  3/31/2007          6/29/2007               65.24                      55.34                      61.18
  6/30/2007          9/28/2007               65.89                      55.5                       59.37
  9/29/2007         12/31/2007               63.63                      50.37                      52.02

   1/1/2008          3/31/2008               52.32                      39.5                       43.72
   4/1/2008          6/30/2008               52.63                      37.61                      37.67
   7/1/2008          9/30/2008               42.5                       31.68                      35.43
  10/1/2008         12/31/2008               35.8                       16.55                      18.55

   1/1/2009          3/31/2009               21.38                       9.71                      13.63
   4/1/2009          6/30/2009               28.45                      13.08                      23.24
   7/1/2009          8/18/2009               33.7                       22                         31.69


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Bank of America Corp (BAC)
                                (Aug-99 - Aug-08)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date           Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------           ----                   ---                        ---                        ---
   1/1/2006          3/31/2006              47.24                       42.75                      45.54
   4/1/2006          6/30/2006              50.5                        45.26                      48.1
   7/1/2006          9/29/2006              54                          47.59                      53.57
  9/30/2006         12/29/2006              55.08                       51.32                      53.39

   1/1/2007          3/30/2007              54.21                       48.36                      51.02
  3/31/2007          6/29/2007              52.2                        48.55                      48.89
  6/30/2007          9/28/2007              52.78                       46.52                      50.27
  9/29/2007         12/31/2007              52.96                       40.61                      41.26

   1/1/2008          3/31/2008              45.08                       33.12                      37.91
   4/1/2008          6/30/2008              41.8641                     22.44                      23.87
   7/1/2008          9/30/2008              39.5                        18.44                      35
  10/1/2008         12/31/2008              38.5                        10.01                      14.08

   1/1/2009          3/31/2009              14.81                        2.53                       6.82
   4/1/2009          6/30/2009              15.07                        6.44                      13.2
   7/1/2009          8/18/2009              17.47                       11.27                      16.9


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Citigroup Inc (C)
                                (Aug-99 - Aug-08)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date           Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------           ----                   ---                        ---                        ---
   1/1/2006          3/31/2006               49.58                      44.81                      47.23
   4/1/2006          6/30/2006               50.72                      47.15                      48.25
   7/1/2006          9/29/2006               50.35                      46.22                      49.67
  9/30/2006         12/29/2006               57                         48.83                      55.7

   1/1/2007          3/30/2007               56.28                      48.05                      51.34
  3/31/2007          6/29/2007               55.55                      50.41                      51.29
  6/30/2007          9/28/2007               52.97                      44.66                      46.67
  9/29/2007         12/31/2007               48.95                      28.8                       29.44

   1/1/2008          3/31/2008               29.89                      17.99                      21.42
   4/1/2008          6/30/2008               27.35                      16.58                      16.76
   7/1/2008          9/30/2008               22.53                      12.85                      20.51
  10/1/2008         12/31/2008               23.5                        3.05                       6.71

   1/1/2009          3/31/2009                7.585                      0.97                       2.53
   4/1/2009          6/30/2009                4.48                       2.43                       2.97
   7/1/2009          8/18/2009                4.24                       2.55                       4.14


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Caterpillar Inc (CAT)
                                (Aug-99 - Aug-08)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date           Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------           ----                   ---                        ---                        ---
   1/1/2006          3/31/2006               77.21                      57.05                      71.81
   4/1/2006          6/30/2006               82.03                      64.41                      74.48
   7/1/2006          9/29/2006               75.43                      62.09                      65.8
  9/30/2006         12/29/2006               70.92                      58.82                      61.33

   1/1/2007          3/30/2007               68.43                      57.98                      67.03
  3/31/2007          6/29/2007               82.89                      65.86                      78.3
  6/30/2007          9/28/2007               87                         70.59                      78.43
  9/29/2007         12/31/2007               82.74                      67                         72.56

   1/1/2008          3/31/2008               78.63                      59.6                       78.29
   4/1/2008          6/30/2008               85.96                      72.56                      73.82
   7/1/2008          9/30/2008               75.87                      58.11                      59.6
  10/1/2008         12/31/2008               59.03                      31.95                      44.67

   1/1/2009          3/31/2009               47.12                      21.71                      27.96
   4/1/2009          6/30/2009               40.96                      27.44                      33.04
   7/1/2009          8/18/2009               48.22                      30.01                      45.11


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                          Cheasapeake Energy Corp (CHK)
                                (Aug-99 - Aug-08)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date           Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------           ----                   ---                        ---                        ---
   1/1/2006          3/31/2006               35.57                      27.75                      31.41
   4/1/2006          6/30/2006               33.79                      26.81                      30.25
   7/1/2006          9/29/2006               33.76                      28.06                      28.98
  9/30/2006         12/29/2006               34.27                      27.9                       29.05

   1/1/2007          3/30/2007               31.83                      27.27                      30.88
  3/31/2007          6/29/2007               37.75                      30.88                      34.6
  6/30/2007          9/28/2007               37.55                      31.38                      35.26
  9/29/2007         12/31/2007               41.19                      34.9                       39.2

   1/1/2008          3/31/2008               49.87                      34.42                      46.15
   4/1/2008          6/30/2008               68.1                       45.25                      65.96
   7/1/2008          9/30/2008               74                         31.15                      35.86
  10/1/2008         12/31/2008               35.46                       9.84                      16.17

   1/1/2009          3/31/2009               20.13                      13.27                      17.06
   4/1/2009          6/30/2009               24.66                      16.43                      19.83
   7/1/2009          8/18/2009               24.98                      16.92                      22.56


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Ford Motor Co (F)
                                (Aug-99 - Aug-08)
                                 [CHART OMITTED]



   Period-          Period-End            High Intra-Day             Low Intra-Day           Period-End Closing
  Start Date           Date                Price of the              Price of the               Price of the
                                        Reference Stock in        Reference Stock in         Reference Stock in
                                               ($)                       ($)                        ($)
  ----------           ----                    ---                       ---                        ---
   1/1/2006          3/31/2006                8.96                      7.39                       7.96
   4/1/2006          6/30/2006                8.05                      6.17                       6.93
   7/1/2006          9/29/2006                9.48                      6.06                       8.09
  9/30/2006         12/29/2006                9.19                      6.85                       7.51

   1/1/2007          3/30/2007                8.97                      7.43                       7.89
  3/31/2007          6/29/2007                9.7                       7.67                       9.42
  6/30/2007          9/28/2007                9.64                      7.49                       8.49
  9/29/2007         12/31/2007                9.24                      6.65                       6.73

   1/1/2008          3/31/2008                6.94                      4.95                       5.72
   4/1/2008          6/30/2008                8.79                      4.46                       4.81
   7/1/2008          9/30/2008                6.33                      4.17                       5.2
  10/1/2008         12/31/2008                4.95                      1.01                       2.29

   1/1/2009          3/31/2009                2.99                      1.5                        2.63
   4/1/2009          6/30/2009                6.54                      2.4                        6.07
   7/1/2009          8/18/2009                8.86                      5.24                       7.64


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                      Freeport McMoRan Copper & Gold (FCX)
                                (Aug-99 - Aug-08)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date           Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------           ----                   ---                        ---                        ---
   1/1/2006          3/31/2006               65                         47.11                      59.77
   4/1/2006          6/30/2006               72.2                       43.1                       55.41
   7/1/2006          9/29/2006               62.29                      47.58                      53.26
  9/30/2006         12/29/2006               63.7                       47.6                       55.73

   1/1/2007          3/30/2007               67.19                      48.85                      66.19
  3/31/2007          6/29/2007               85.5                       65.62                      82.82
  6/30/2007          9/28/2007              110.6                       67.07                     104.89
  9/29/2007         12/31/2007              120.2                       85.71                     102.44

   1/1/2008          3/31/2008              107.37                      68.96                      96.22
   4/1/2008          6/30/2008              127.24                      93                        117.19
   7/1/2008          9/30/2008              117.11                      51.21                      56.85
  10/1/2008         12/31/2008               56.75                      15.7                       24.44

   1/1/2009          3/31/2009               43.45                      21.16                      38.11
   4/1/2009          6/30/2009               61.55                      36.6                       50.11
   7/1/2009          8/18/2009               66.2                       43.19                      60.47


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Frontier Oil Corp (FTO)
                                (Aug-99 - Aug-08)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date           Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------           ----                   ---                        ---                        ---
   1/1/2006          3/31/2006               30.98                      18.99                      29.675
   4/1/2006          6/30/2006               33.1                       23.75                      32.4
   7/1/2006          9/29/2006               37.8                       24.33                      26.58
  9/30/2006         12/29/2006               33                         24                         28.74

   1/1/2007          3/30/2007               33.75                      25.47                      32.64
  3/31/2007          6/29/2007               45.75                      31.95                      43.77
  6/30/2007          9/28/2007               49.1                       31.61                      41.64
  9/29/2007         12/31/2007               49.13                      39.54                      40.58

   1/1/2008          3/31/2008               41                         25.22                      27.26
   4/1/2008          6/30/2008               33                         23.03                      23.91
   7/1/2008          9/30/2008               24.26                      16.49                      18.42
  10/1/2008         12/31/2008               18.38                       7.51                      12.63

   1/1/2009          3/31/2009               16.84                      11.8                       12.79
   4/1/2009          6/30/2009               18.4                       12.09                      13.11
   7/1/2009          8/18/2009               15.15                      12                         12.94


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Las Vegas Sands Corp (LVS)
                                (Dec-04 - Dec-08)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date           Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------           ----                   ---                        ---                        ---
   1/1/2006          3/31/2006               58.03                      38.44                      56.66
   4/1/2006          6/30/2006               78.9                       54.68                      77.86
   7/1/2006          9/29/2006               77.86                      57.6801                    68.35
  9/30/2006         12/29/2006               97.25                      66.06                      89.48

   1/1/2007          3/30/2007              109.45                      81                         86.61
  3/31/2007          6/29/2007               91.93                      71.24                      76.39
  6/30/2007          9/28/2007              142.75                      75.56                     133.42
  9/29/2007         12/31/2007              148.76                     102.5                      103.05

   1/1/2008          3/31/2008              105.38                      70                         73.64
   4/1/2008          6/30/2008               83.13                      45.3                       47.44
   7/1/2008          9/30/2008               59.17                      30.56                      36.11
  10/1/2008         12/31/2008               37                          2.89                       5.93

   1/1/2009          3/31/2009                9.15                       1.38                       3.01
   4/1/2009          6/30/2009               11.84                       3.08                       7.86
   7/1/2009          8/18/2009               14                          6.32                      12.9


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            The Mosaic Company (MOS)
                                (Oct-04 - Oct-08)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date           Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------           ----                   ---                        ---                        ---
   1/1/2006          3/31/2006               17.14                      13.78                      14.35
   4/1/2006          6/30/2006               17.28                      13.31                      15.65
   7/1/2006          9/29/2006               17.13                      14.03                      16.9
  9/30/2006         12/29/2006               23.54                      16.2                       21.36

   1/1/2007          3/30/2007               28.84                      19.49                      26.66
  3/31/2007          6/29/2007               41                         26.44                      39.02
  6/30/2007          9/28/2007               54.83                      32.5                       53.52
  9/29/2007         12/31/2007               97.6                       48.72                      94.34

   1/1/2008          3/31/2008              119.78                      71                        102.6
   4/1/2008          6/30/2008              163.25                      95                        144.7
   7/1/2008          9/30/2008              146.92                      62.21                      68.02
  10/1/2008         12/31/2008               71.5                       21.94                      34.6

   1/1/2009          3/31/2009               49.78                      31.17                      41.98
   4/1/2009          6/30/2009               59.34                      37.08                      44.3
   7/1/2009          8/18/2009               55.6                       39.39                      52.68


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               NYSE Euronext (NYX)
                                (Mar-06 - Mar-09)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date           Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------           ----                   ---                        ---                        ---
   1/1/2006          3/31/2006               90.35                      66.98                      79.25
   4/1/2006          6/30/2006               80.45                      48.62                      68.48
   7/1/2006          9/29/2006               74.83                      56.05                      74.75
  9/30/2006         12/29/2006              112                         71.4                       97.2

   1/1/2007          3/30/2007              109.5                       80.51                      93.75
  3/31/2007          6/29/2007              101                         72.335                     73.62
  6/30/2007          9/28/2007               84.5                       64.26                      79.17
  9/29/2007         12/31/2007               95.25                      78.18                      87.77

   1/1/2008          3/31/2008               87.7                       55.12                      61.71
   4/1/2008          6/30/2008               76.71                      50.3                       50.66
   7/1/2008          9/30/2008               51.18                      32.26                      39.18
  10/1/2008         12/31/2008               40.7                       16.33                      27.38

   1/1/2009          3/31/2009               30.6                       14.52                      17.9
   4/1/2009          6/30/2009               31.93                      17.21                      27.25
   7/1/2009          8/18/2009               29.65                      23.7                       27.59


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Palm Inc (PALM)
                                (Mar-06 - Mar-09)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date           Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------           ----                   ---                        ---                        ---
   1/1/2006          3/31/2006               23.32                     16                         23.16
   4/1/2006          6/30/2006               24.91                     15.98                      16.1
   7/1/2006          9/29/2006               16.55                     13.88                      14.56
  9/30/2006         12/29/2006               16.84                     13.41                      14.09

   1/1/2007          3/30/2007               19.5                      13.54                      18.13
  3/31/2007          6/29/2007               18.58                     15.45                      16.0199
  6/30/2007          9/28/2007               17.25                     13.52                      16.27
  9/29/2007         12/31/2007               19.23                     5.24                        6.34

   1/1/2008          3/31/2008                7.06                      4.21                       5
   4/1/2008          6/30/2008                7.36                      4.96                       5.39
   7/1/2008          9/30/2008                8.94                      5                          5.97
  10/1/2008         12/31/2008                6.5                       1.14                       3.07

   1/1/2009          3/31/2009                9.51                      3.0201                     8.59
   4/1/2009          6/30/2009               16.74                      8.4                       16.58
   7/1/2009          8/18/2009               16.8                      12.36                      13.88


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                      Potash Corp of Saskatchewan In (POT)
                                (Aug-99 - Aug-08)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date           Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------           ----                   ---                        ---                        ---
   1/1/2006          3/31/2006              33.08                      26.05                      29.3633
   4/1/2006          6/30/2006              35.4667                    26.28                      28.6567
   7/1/2006          9/29/2006              35.4933                    27.3433                    34.73
  9/30/2006         12/29/2006              49.0633                    33.8333                    47.8267

   1/1/2007          3/30/2007              56.3533                    44.05                      53.31
  3/31/2007          6/29/2007              80.85                      52.8233                    77.97
  6/30/2007          9/28/2007             109.4                       71.5                      105.7
  9/29/2007         12/31/2007             151.9                       97.36                     143.96

   1/1/2008          3/31/2008             166.4                      105.52                     155.21
   4/1/2008          6/30/2008             241.62                     150.44                     228.57
   7/1/2008          9/30/2008             229.95                     126.49                     132.01
  10/1/2008         12/31/2008             133.44                      47.54                      73.22

   1/1/2009          3/31/2009              95.46                      63.65                      80.81
   4/1/2009          6/30/2009             121.3581                    77.14                      93.05
   7/1/2009          8/18/2009             102.29                      80.85                      93.72


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                      United States Commodities Fund (UNG)
                                (Apr-07 - Apr-09)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date           Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------           ----                   ---                        ---                        ---
  4/18/2007          6/29/2007               54.68                      42.05                      44.25
  6/30/2007          9/28/2007               45.59                      33.23                      38.25
  9/29/2007         12/31/2007               44.55                      33.58                      36.25

   1/1/2008          3/31/2008               50.12                      36.29                      48.5
   4/1/2008          6/30/2008               63.15                      44.93                      62.97
   7/1/2008          9/30/2008               63.89                      31.2                       33.32
  10/1/2008         12/31/2008               35.25                      21.72                      23.17

   1/1/2009          3/31/2009               25.83                      14.69                      15.2
   4/1/2009          6/30/2009               17.55                      12.69                      13.87
   7/1/2009          8/18/2009               14.19                      11.91                      12.07


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                          UnitedHealth Group Inc (UNH)
                                (Aug-99 - Aug-08)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date           Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------           ----                   ---                        ---                        ---
   1/1/2006          3/31/2006               62.93                      53.2                       55.86
   4/1/2006          6/30/2006               56.6                       41.44                      44.78
   7/1/2006          9/29/2006               52.84                      44.29                      49.2
  9/30/2006         12/29/2006               54.46                      45.12                      53.73

   1/1/2007          3/30/2007               57.1                       50.51                      52.97
  3/31/2007          6/29/2007               55.9                       50.7                       51.14
  6/30/2007          9/28/2007               54.1                       45.82                      48.43
  9/29/2007         12/31/2007               59.46                      46.59                      58.2

   1/1/2008          3/31/2008               57.86                      33.57                      34.36
   4/1/2008          6/30/2008               38.33                      25.5                       26.25
   7/1/2008          9/30/2008               33.49                      21                         25.39
  10/1/2008         12/31/2008               27.31                      14.51                      26.6

   1/1/2009          3/31/2009               30.25                      16.18                      20.93
   4/1/2009          6/30/2009               29.69                      19.85                      24.98
   7/1/2009          8/18/2009               29.71                      23.69                      28.18


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Vale SA (VALE)
                                (Mar-02 - Mar-09)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date           Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------           ----                   ---                        ---                        ---
   1/1/2006          3/31/2006              12.8975                     10.395                    12.1325
   4/1/2006          6/30/2006              14.55                        9.815                    12.02
   7/1/2006          9/29/2006              12.27                        9.58                     10.78
  9/30/2006         12/29/2006              15.23                       10.34                     14.87

   1/1/2007          3/30/2007              19.025                      13.53                     18.495
  3/31/2007          6/29/2007              23.855                      18.435                    22.275
  6/30/2007          9/28/2007              34.61                       17                        33.93
  9/29/2007         12/31/2007              38.32                       29.9                      32.67

   1/1/2008          3/31/2008              37.54                       24                        34.64
   4/1/2008          6/30/2008              44.15                       34                        35.82
   7/1/2008          9/30/2008              35.01                       16.5                      19.15
  10/1/2008         12/31/2008              19.01                        8.8                      12.11

   1/1/2009          3/31/2009              17.85                       11.5                      13.3
   4/1/2009          6/30/2009              21.27                       13.1                      17.63
   7/1/2009          8/18/2009              21.19                       15.58                     19.79


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Wells Fargo & Co (WFC)
                                (Aug-99 - Aug-08)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date           Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------           ----                   ---                        ---                        ---
   1/1/2006          3/31/2006               32.755                     30.31                      31.935
   4/1/2006          6/30/2006               34.855                     31.9                       33.54
   7/1/2006          9/29/2006               36.89                      33.355                     36.18
  9/30/2006         12/29/2006               36.99                      34.9                       35.56

   1/1/2007          3/30/2007               36.64                      33.01                      34.43
  3/31/2007          6/29/2007               36.49                      33.93                      35.17
  6/30/2007          9/28/2007               37.99                      32.66                      35.62
  9/29/2007         12/31/2007               37.78                      29.29                      30.19

   1/1/2008          3/31/2008               34.56                      24.38                      29.1
   4/1/2008          6/30/2008               32.4                       23.46                      23.75
   7/1/2008          9/30/2008               44.675                     20.46                      37.53
  10/1/2008         12/31/2008               38.95                      19.89                      29.48

   1/1/2009          3/31/2009               30.47                       7.8                       14.24
   4/1/2009          6/30/2009               28.45                      13.65                      24.26
   7/1/2009          8/18/2009               29.345                     22.08                      26.34


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                          United States Steel Corp (X)
                                (Aug-99 - Aug-08)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date           Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------           ----                   ---                        ---                        ---
   1/1/2006          3/31/2006               64.47                      48.05                      60.68
   4/1/2006          6/30/2006               77.77                      56.15                      70.12
   7/1/2006          9/29/2006               70.66                      53.63                      57.68
  9/30/2006         12/29/2006               79.01                      54.18                      73.14

   1/1/2007          3/30/2007              101.6                       68.83                      99.17
  3/31/2007          6/29/2007              127.26                      99.07                     108.75
  6/30/2007          9/28/2007              116.37                      74.41                     105.94
  9/29/2007         12/31/2007              121.12                      85.05                     120.91

   1/1/2008          3/31/2008              128.3                       91.11                     126.87
   4/1/2008          6/30/2008              196                        122                        184.78
   7/1/2008          9/30/2008              182.79                      68.62                      77.61
  10/1/2008         12/31/2008               77.92                      20.71                      37.2

   1/1/2009          3/31/2009               41.47                      16.66                      21.13
   4/1/2009          6/30/2009               43.15                      20.17                      35.74
   7/1/2009          8/18/2009               47.6                       29.35                      43.69


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Amazon.com Inc (AMZN)
                                (Aug-99 - Aug-08)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date           Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------           ----                   ---                        ---                        ---
   1/1/2006          3/31/2006               48.58                     35.1391                     36.53
   4/1/2006          6/30/2006               38.84                     31.52                       38.68
   7/1/2006          9/29/2006               38.62                     25.76                       32.12
  9/30/2006         12/29/2006               43.25                     30.58                       39.46

   1/1/2007          3/30/2007               42                        36.3                        39.79
  3/31/2007          6/29/2007               74.72                     39.55                       68.41
  6/30/2007          9/28/2007               94.26                     68.01                       93.15
  9/29/2007         12/31/2007              101.09                     76.5                        92.64

   1/1/2008          3/31/2008               97.43                     61.2                        71.3
   4/1/2008          6/30/2008               84.88                     70.65                       73.33
   7/1/2008          9/30/2008               91.75                     61.32                       72.76
  10/1/2008         12/31/2008               71.99                     34.68                       51.28

   1/1/2009          3/31/2009               75.61                     47.63                       73.44
   4/1/2009          6/30/2009               88.56                     71.71                       83.66
   7/1/2009          8/18/2009               94.4                      75.41                       82.12


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            Peabody Energy Corp (BTU)
                                (May-01 - May-09)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date           Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------           ----                   ---                        ---                        ---
   1/1/2006          3/31/2006              49.185                     38.6056                    47.1955
   4/1/2006          6/30/2006              71.4252                    43.8251                    52.195
   7/1/2006          9/29/2006              56.0804                    30.8395                    34.4347
  9/30/2006         12/29/2006              45.4916                    31.8787                    37.8332

   1/1/2007          3/30/2007              41.756                     33.8916                    37.674
  3/31/2007          6/29/2007              52.2044                    37.4119                    45.295
  6/30/2007          9/28/2007              47.7385                    35.9701                    44.8175
  9/29/2007         12/31/2007              62.55                      44.4898                    61.64

   1/1/2008          3/31/2008              63.97                      42.05                      51
   4/1/2008          6/30/2008              88.69                      49.38                      88.05
   7/1/2008          9/30/2008              88.39                      39.06                      45
  10/1/2008         12/31/2008              43.99                      16                         22.75

   1/1/2009          3/31/2009              30.95                      20.17                      25.04
   4/1/2009          6/30/2009              37.44                      23.56                      30.16
   7/1/2009          8/18/2009              37.24                      27.19                      34.39


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Deere & Co (DE)
                                (Aug-99 - Aug-08)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date           Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------           ----                   ---                        ---                        ---
   1/1/2006          3/31/2006              40                         33.805                     39.525
   4/1/2006          6/30/2006              45.99                      38.1932                    41.745
   7/1/2006          9/29/2006              42.485                     33.45                      41.955
  9/30/2006         12/29/2006              50.7                       41.505                     47.535

   1/1/2007          3/30/2007              58.25                      45.115                     54.32
  3/31/2007          6/29/2007              62.82                      51.585                     60.37
  6/30/2007          9/28/2007              74.95                      56.955                     74.21
  9/29/2007         12/31/2007              93.74                      70.175                     93.12

   1/1/2008          3/31/2008              94.7658                    71.2                       80.44
   4/1/2008          6/30/2008              94.89                      70.16                      72.13
   7/1/2008          9/30/2008              74.18                      46.18                      49.5
  10/1/2008         12/31/2008              49.49                      28.5                       38.32

   1/1/2009          3/31/2009              46.76                      24.51                      32.87
   4/1/2009          6/30/2009              47.98                      31.88                      39.95
   7/1/2009          8/18/2009              47                         34.9                       45.09


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                       iShares MSCI EAFE Index Fund (EWZ)
                                (Jul-00 - Jul-09)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date           Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------           ----                   ---                        ---                        ---
   1/1/2006          3/31/2006               43.2                       33.85                      39.95
   4/1/2006          6/30/2006               47                         31.5                       39.12
   7/1/2006          9/29/2006               41.15                      34.99                      38.47
  9/30/2006         12/29/2006               46.96                      38.03                      46.85

   1/1/2007          3/30/2007               49.98                      39.8                       49.22
  3/31/2007          6/29/2007               63.35                      48.85                      61.42
  6/30/2007          9/28/2007               74.73                      46.61                      73.55
  9/29/2007         12/31/2007               87.67                      71                         80.7

   1/1/2008          3/31/2008               88.77                      64                         77.03
   4/1/2008          6/30/2008              102.21                      77.48                      89.29
   7/1/2008          9/30/2008               88.97                      48.66                      56.31
  10/1/2008         12/31/2008               56.64                      26.64                      34.99

   1/1/2009          3/31/2009               41.03                      31.14                      37.7
   4/1/2009          6/30/2009               58.62                      37.24                      52.97
   7/1/2009          8/18/2009               61.75                      48.03                      58.96


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            General Electric Co (GE)
                                (Aug-99 - Aug-08)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date           Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------           ----                   ---                        ---                        ---
   1/1/2006          3/31/2006               35.63                      32.21                      34.78
   4/1/2006          6/30/2006               35.24                      32.78                      32.96
   7/1/2006          9/29/2006               35.65                      32.06                      35.3
  9/30/2006         12/29/2006               38.49                      34.62                      37.21

   1/1/2007          3/30/2007               38.28                      33.9                       35.36
  3/31/2007          6/29/2007               39.77                      34.55                      38.28
  6/30/2007          9/28/2007               42.07                      36.2                       41.4
  9/29/2007         12/31/2007               42.15                      36.07                      37.07

   1/1/2008          3/31/2008               37.742                     31.65                      37.01
   4/1/2008          6/30/2008               38.52                      26.15                      26.69
   7/1/2008          9/30/2008               30.39                      22.16                      25.5
  10/1/2008         12/31/2008               25.75                      12.58                      16.2

   1/1/2009          3/31/2009               17.24                       5.7279                    10.11
   4/1/2009          6/30/2009               14.55                       9.8                       11.72
   7/1/2009          8/18/2009               14.88                      10.5                       13.59


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Goldcorp Inc (GG)
                                (Aug-99 - Aug-08)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date           Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------           ----                   ---                        ---                        ---
   1/1/2006          3/31/2006               30.44                      22.28                      29.25
   4/1/2006          6/30/2006               41.66                      24.07                      30.22
   7/1/2006          9/29/2006               31.59                      21.63                      23.6
  9/30/2006         12/29/2006               31.47                      20.35                      28.44

   1/1/2007          3/30/2007               29.49                      23.01                      24.02
  3/31/2007          6/29/2007               26.93                      22.36                      23.69
  6/30/2007          9/28/2007               30.99                      21                         30.56
  9/29/2007         12/31/2007               38.11                      29.25                      33.93

   1/1/2008          3/31/2008               46.3                       31.86                      38.75
   4/1/2008          6/30/2008               47.75                      33.83                      46.17
   7/1/2008          9/30/2008               52.65                      24.72                      31.63
  10/1/2008         12/31/2008               33.85                      13.84                      31.53

   1/1/2009          3/31/2009               35.47                      23.02                      33.32
   4/1/2009          6/30/2009               40.82                      26.71                      34.75
   7/1/2009          8/18/2009               39.64                      31.84                      34.57


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            JPMorgan Chase & Co (JPM)
                                (Aug-99 - Aug-08)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date           Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------           ----                   ---                        ---                        ---
   1/1/2006          3/31/2006               42.43                      37.88                      41.64
   4/1/2006          6/30/2006               46.8                       39.33                      42
   7/1/2006          9/29/2006               47.49                      40.4                       46.96
  9/30/2006         12/29/2006               49                         45.51                      48.3

   1/1/2007          3/30/2007               51.95                      45.91                      48.38
  3/31/2007          6/29/2007               53.25                      47.7                       48.45
  6/30/2007          9/28/2007               50.48                      42.16                      45.82
  9/29/2007         12/31/2007               48.02                      40.15                      43.65

   1/1/2008          3/31/2008               49.29                      36.01                      42.95
   4/1/2008          6/30/2008               49.95                      33.96                      34.31
   7/1/2008          9/30/2008               49                         29.24                      46.7
  10/1/2008         12/31/2008               50.63                      19.69                      31.53

   1/1/2009          3/31/2009               31.64                      14.96                      26.58
   4/1/2009          6/30/2009               38.94                      25.29                      34.11
   7/1/2009          8/18/2009               43.22                      31.59                      41.7


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                         The NASDAQ OMX Group Inc (NDAQ)
                                (Jul-02 - Jul-09)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date           Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------           ----                   ---                        ---                        ---
   1/1/2006          3/31/2006              46.75                      34.831                      40.04
   4/1/2006          6/30/2006              45                         23.91                       29.9
   7/1/2006          9/29/2006              32.49                      25.33                       30.24
  9/30/2006         12/29/2006              42.37                      28.9                        30.79

   1/1/2007          3/30/2007              37.45                      26.57                       29.41
  3/31/2007          6/29/2007              34.96                      29.05                       29.71
  6/30/2007          9/28/2007              39                         28.48                       37.68
  9/29/2007         12/31/2007              50.47                      37.65                       49.49

   1/1/2008          3/31/2008              49.9                       34.7501                     38.66
   4/1/2008          6/30/2008              42.29                      26.47                       26.55
   7/1/2008          9/30/2008              38.8057                    22.76                       30.57
  10/1/2008         12/31/2008              34.88                      14.96                       24.71

   1/1/2009          3/31/2009              27.3925                    18.35                       19.58
   4/1/2009          6/30/2009              22.93                      17.51                       21.31
   7/1/2009          8/18/2009              23.238                     18.71                       20.51


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                       Federative Republic of Brazil (PBR)
                                (Aug-00 - Aug-09)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date           Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------           ----                   ---                        ---                        ---
   1/1/2006          3/31/2006              23.7425                    18.165                     21.6675
   4/1/2006          6/30/2006              26.8625                    17.25                      22.3275
   7/1/2006          9/29/2006              24.0925                    18.445                     20.9575
  9/30/2006         12/29/2006              25.7475                    19.3125                    25.7475

   1/1/2007          3/30/2007              25.955                     20.69                      24.8775
  3/31/2007          6/29/2007              31.1825                    24.63                      30.3175
  6/30/2007          9/28/2007              38.56                      24.375                     37.75
  9/29/2007         12/31/2007              59.58                      36.425                     57.62

   1/1/2008          3/31/2008              62.74                      44.345                     51.055
   4/1/2008          6/30/2008              77.61                      50.465                     70.83
   7/1/2008          9/30/2008              71.77                      36.36                      43.95
  10/1/2008         12/31/2008              43.9                       14.73                      24.49

   1/1/2009          3/31/2009              35.3                       22.22                      30.47
   4/1/2009          6/30/2009              46.1                       30.16                      40.98
   7/1/2009          8/18/2009              43.69                      34.31                      41.91


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Rowan Cos Inc (RDC)
                                (Aug-99 - Aug-08)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date           Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------           ----                   ---                        ---                        ---
   1/1/2006          3/31/2006               45.61                      36.16                      43.96
   4/1/2006          6/30/2006               48.15                      33.13                      35.59
   7/1/2006          9/29/2006               36.77                      29.75                      31.63
  9/30/2006         12/29/2006               37.99                      29.03                      33.2

   1/1/2007          3/30/2007               33.77                      29.48                      32.47
  3/31/2007          6/29/2007               41.61                      32.56                      40.98
  6/30/2007          9/28/2007               46.16                      34.1                       36.58
  9/29/2007         12/31/2007               41.3                       34.79                      39.46

   1/1/2008          3/31/2008               42.49                      30.49                      41.18
   4/1/2008          6/30/2008               47.94                      36.9                       46.75
   7/1/2008          9/30/2008               47                         27.53                      30.55
  10/1/2008         12/31/2008               30.15                      12                         15.9

   1/1/2009          3/31/2009               18.52                      10.28                      11.97
   4/1/2009          6/30/2009               23.9                       11.4                       19.32
   7/1/2009          8/18/2009               22.5                       16.96                      21.32


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                US Bancorp (USB)
                                (Aug-99 - Aug-08)
                                 [CHART OMITTED]



   Period-          Period-End           High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date           Date               Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------           ----                   ---                        ---                        ---
   1/1/2006          3/31/2006               31.31                      28.99                      30.5
   4/1/2006          6/30/2006               31.89                      30.17                      30.88
   7/1/2006          9/29/2006               33.42                      30.54                      33.22
  9/30/2006         12/29/2006               36.85                      32.96                      36.19

   1/1/2007          3/30/2007               36.84                      34.4                       34.97
  3/31/2007          6/29/2007               35.18                      32.74                      32.95
  6/30/2007          9/28/2007               34.17                      29.09                      32.53
  9/29/2007         12/31/2007               34.25                      30.21                      31.74

   1/1/2008          3/31/2008               35.01                      27.86                      32.36
   4/1/2008          6/30/2008               35.25                      27.78                      27.89
   7/1/2008          9/30/2008               42.23                      20.57                      36.02
  10/1/2008         12/31/2008               37.31                      20.22                      25.01

   1/1/2009          3/31/2009               25.43                       8.06                      14.61
   4/1/2009          6/30/2009               21.92                      13.92                      17.92
   7/1/2009          8/18/2009               23.49                      16.11                      21.51


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Supplemental Plan of Distribution

     We expect that delivery of the Notes will be made against payment for the Notes on or about August 21, 2009, which is the third (3rd) business day following the Pricing Date (this settlement cycle being referred to as "T+3"). See "Plan of Distribution" in the prospectus supplement dated February 28, 2007.

Supplemental Discussion of Canadian Tax Consequences

The following section supplements the tax discussion under the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated October 20, 2008 and is subject to the limitations and exceptions set forth therein. This discussion is only applicable to you if you are a Non-Resident Holder (as defined in the accompanying prospectus).

Based on the current administrative practices and policies of the Canada Revenue Agency, interest paid or credited or deemed for purposes of the Income Tax Act (Canada) (the "Act") to be paid or credited on a Note to a Non-Resident Holder will not be subject to Canadian non-resident withholding tax where we deal at arm's length for the purposes of the Act with the Non-Resident Holder at the time of such payment.


Anti-dilution Adjustments

Anti-dilution adjustments shall be determined according to "General Terms of the Reverse Convertible Notes--Anti-dilution Adjustments" beginning on page PS-10 of the product prospectus supplement dated October 20, 2008, except that, in connection with reverse stock splits, the Initial Reference Stock Price will not be adjusted, unless the reverse stock split occurs after the Pricing Date and on or before the Valuation Date.

               No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this pricing supplement or the accompanying prospectus, prospectus supplement or product prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or the Underwriter. This pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this pricing supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.

                                   $20,265,000




                                   [RBC LOGO]
                              Royal Bank of Canada

                            Reverse Convertible Notes



                          As Amended on August 27, 2009